UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 20, 2008

Psychiatric Solutions, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-20488	23-2491707
(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of		Identification No.)
Incorporation)
6640 Carothers Parkway, Suite 500, Franklin, Tennessee 37067
(Address of Principal Executive Offices)
(615) 312-5700
(Registrant’s Telephone Number, including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On February 26, 2008, the Board of Directors (the “Board”) of Psychiatric Solutions, Inc. (the “Company”) adopted, subject to approval of the stockholders of the Company, an amendment (the “Amendment”) to the Psychiatric Solutions, Inc. Equity Incentive Plan (the “Incentive Plan”). On May 20, 2008, the stockholders of the Company approved the Amendment at the Annual Meeting of Stockholders (the “Annual Meeting”).
     The Amendment increases the number of shares of common stock of the Company available for issuance under the Incentive Plan by 2,000,000 shares to an aggregate of 13,116,666 shares, subject to adjustment as provided in the Incentive Plan. The description of the Amendment is qualified in its entirety by reference to the summary of the principal terms and conditions of the Amendment included in the Company’s definitive proxy statement (the “Proxy Statement”) for the Annual Meeting filed with the Securities and Exchange Commission (the “SEC”) on April 10, 2008, the copy of the Amendment attached as Appendix A to the Proxy Statement and the additional definitive proxy soliciting materials filed with the SEC on May 7, 2008.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits.

10	Fourth Amendment to the Psychiatric Solutions, Inc. Equity Incentive Plan (incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement, filed on April 10, 2008).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PSYCHIATRIC SOLUTIONS, INC.
Date: May 20, 2008	By:	/s/ Christopher L. Howard
Christopher L. Howard
Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibits

10	Fourth Amendment to the Psychiatric Solutions, Inc. Equity Incentive Plan (incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement, filed on April 10, 2008).